UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2020 (February 14, 2020)

BARNES GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-04801                                                                                              06-0247840
 (Commission File Number)                                                           (I.R.S. Employer Identification No.)

            123 Main Street, Bristol, Connecticut                                                                             06010
  (Address of principal executive offices)                                                                         (Zip Code)

(860) 583-7070
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	B	New York Stock Exchange

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)  On February 14, 2020, Peter A. Gutermann, Senior Vice President, General Counsel and Secretary of Barnes Group Inc. (the “Company”) notified the Company that he has decided to retire, effective March 31, 2020, following an orderly transition period. Also on February 14, 2020, the Board of Directors of the Company appointed James C. Pelletier Senior Vice President, General Counsel and Secretary, effective April 1, 2020. Mr. Pelletier currently serves as Deputy General Counsel of the Company and Segment General Counsel, Barnes Aerospace. Mr. Gutermann is expected to be a “named executive officer” within the meaning of Instruction 4 to Item 5.02 of Form 8-K when the Company files its definitive proxy statement for its 2020 annual meeting of stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 18, 2020                                     BARNES GROUP INC.
(Registrant)

By         /s/ Dawn N. Edwards
Dawn N. Edwards
Senior Vice President, Human Resources